                                                           EXHIBIT 99.4

                             SHAREHOLDERS' AGREEMENT


                  This SHAREHOLDERS' AGREEMENT (this "AGREEMENT") is made and entered into as of May 26, 2000, by and between The Prudential Insurance Company of America ("PRUDENTIAL"), Gateway Recovery Trust, (individually "GATEWAY" and, collectively with Prudential, "PRUDENTIAL/GATEWAY") TCW Special Credits Fund IV, TCW Special Credit Plus Fund, TCW Special Credits Trust IV, TCW Special Credits Trust IVA, TCW Special Credits, as investment manager of the Weyerhaeuser Company Master Retirement Trust Separate Account, OCM Real Estate Opportunities Fund A, L.P., OCM Real Estate Opportunities Fund B, L.P., and Oaktree Capital Management, LLC as investment manager of Gryphon Domestic VII, LLC Separate Account (collectively, the "OAKTREE ENTITIES").


                               W I T N E S S E T H


                  WHEREAS, Prudential, Gateway and each of the Oaktree Entities hold the number of shares of Common Stock (as defined herein) of The Peregrine Real Estate Trust f/k/a/ Commonwealth Equity Trust, a trust organized under the laws of the State of California (together with any successor, the "COMPANY"), as are set forth opposite its name on Schedule 1 hereto; and

                  WHEREAS, Prudential/Gateway and the Oaktree Entities deem it to be in their best interests to regulate certain of their rights in connection with their interests in the Company, and desire to enter into this Agreement in order to effectuate this purpose;

                  NOW, THEREFORE, in consideration of the agreements and mutual covenants set forth herein, the parties agree as follows:

                  SECTION 1. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

                  "ACQUIROR" has the meaning assigned to such term in SECTION 2.

                  "AFFILIATE" of a Holder means any Person which directly or indirectly controls, is controlled by, or is under common control with such Person. "Control," "controlled by" and "under common control with" means direct or indirect possession of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); PROVIDED that control shall be conclusively presumed when any Person or entity or affiliated group directly or indirectly owns ten percent (10%) or more of the securities having ordinary voting power for the election of a majority of the directors of a corporation.

                  "AGREEMENT" means this Agreement, as the same shall be amended from time to time.

                  "BUSINESS DAY" means a day other than Saturday, Sunday or any other day on which banks are authorized or obligated to close in San Francisco, State of California.

                  "COMMON STOCK" means the Company's common shares of beneficial interest, and any securities issued in substitution or exchange therefor.

                  "COMPANY" has the meaning assigned to such term in the recitals.

                  "NOTES" means the issued and outstanding 8.5% secured notes of the Company due October 1, 2000, and any indebtedness issued in substitution or exchange therefor.

                  "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

                  "PRO RATA PORTION" shall mean, with respect to Gateway or Prudential, the result realized by dividing (i) the number of shares of Common Stock described on Schedule 1 hereto which are then held by Prudential or Gateway (as applicable) by (ii) the total number of shares of Common Stock described on Schedule 1 hereto then held by the Oaktree Entities, Prudential and Gateway.

                  "SECURITIES" shall mean the shares of Common Stock and any securities convertible or exercisable into shares of Common Stock, and whenever an amount of Securities is calculated or used in any provision of this Agreement, convertible or exercisable securities shall be counted as the number of shares of Common Stock issuable upon such conversion or exercise.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "TRANSFER" means to issue, sell, assign, or otherwise transfer for value the Securities.

                  "TRANSFER NOTICE" has the meaning assigned to it in SECTION 2.

                  SECTION 2.       DRAG-ALONG.

                  (a) COMMON STOCK SALE. If the Oaktree Entities elect to Transfer a number of shares of Common Stock equal to seventy-five percent (75%) or more of the aggregate number of shares of Common Stock held by the Oaktree Entities on the date hereof as set forth on Schedule 1 hereto to a third party other than an Affiliate of any of the Oaktree Entities (an "Acquiror"), then the Acquiror shall have the right, at its option, to simultaneously purchase from Prudential/Gateway, and Prudential/Gateway will have an obligation to sell, all (but not less than all) of the Common Stock held by Prudential/Gateway at the same price per share, with the same form of consideration and upon the same terms and conditions. Prudential/Gateway agrees to vote all shares of Common Stock held by such entities in favor of any merger, consolidation or similar transaction pursuant to which the Oaktree Entities would Transfer seventy-five percent (75%) or more of the aggregate number of shares of Common Stock held by the Oaktree Entities if such transaction is voted for by the Oaktree Entities. The rights and obligations set forth in this Section 2 shall terminate concurrent with any termination of the agreements of Prudential/Gateway set forth in Section 5 resulting from an election to terminate the agreement of Prudential/Gateway set forth in Section 5 hereof permitted pursuant to the terms of Section 5 hereof.

                  (b) EXERCISE OF RIGHTS. To exercise this drag-along right, the Oaktree Entities shall provide written notice (a "Transfer Notice") to each of Prudential and Gateway no later than fifteen (15) Business Days prior to the date of the proposed Transfer of Common Stock containing all of the terms of the transaction and identifying the name and address of the Acquiror.

                  SECTION 3. TAG-ALONG. With the exception of Transfers by the Oaktree Entities of an aggregate of twenty-five percent (25%) or less of the aggregate number of shares of Common Stock held by the Oaktree Entities on the date hereof as set forth on Schedule 1 hereto, at least twenty (20) days prior to any subsequent Transfer by any Oaktree Entities (the "Selling Oaktree Entity") to any person or entity other than (a) partners of any Oaktree Entity pursuant to in-kind distributions (so long as no sale of such shares is then contemplated), (b) pursuant to a sale on a national securities exchange, an automated quotation system or over the counter system, or (c) an Affiliate of such Oaktree Entity if such Affiliate has first agreed in writing to be bound by the terms of this Agreement, the Selling Oaktree Entity shall provide to Prudential/Gateway a Transfer Notice explaining the terms of such Transfer and identifying the name and address of the potential Acquiror. Upon receipt of such Transfer Notice, each of Prudential and Gateway shall have the right, upon delivery of a written request to the Selling Oaktree Entity within twenty (20) days of the date the Transfer Notice is received by Prudential/Gateway, to cause to be sold to the potential Acquiror its Pro-Rata Portion of the total number of shares of Common Stock which are proposed to be sold by the Selling Oaktree Entity in the Transfer Notice at the same price and on the same terms and conditions contained in the Transfer Notice delivered in connection with such proposed transaction, simultaneously with (and conditioned upon) the Transfer described in the Transfer Notice. The rights and obligations set forth in this
Section 3 shall terminate concurrent with any termination of the agreements of Prudential/Gateway set forth in Section 5 resulting from an election to terminate the agreement of Prudential/Gateway set forth in Section 5 hereof permitted pursuant to the terms of Section 5 hereof.

                  SECTION 4. CONVERSION. The Oaktree Entities agree that they will not (a) exchange Notes held by the Oaktree Entities into Common Stock at an exchange price less than the greater of (i) fifty cents ($.50) per share of Common Stock to be issued in such exchange or (ii) ten cents ($.10) per share less than the highest price paid by the Company to purchase any share of Common Stock following the date of this Agreement and prior to the date of such exchange of Notes for Common Stock or (b) effect any subsequent exchange of Notes into the Company's Common Stock at an exchange price that is less than the exchange price of the first exchange of Notes into Common Stock by the Oaktree Entities. The rights and obligations set forth in this Section 4 shall terminate concurrent with any termination of the agreements of Prudential/Gateway set forth in Section 5 resulting from an election to terminate the agreement of Prudential/Gateway set forth in Section 5 hereof permitted pursuant to the terms of Section 5 hereof.

                  SECTION 5. MERGER. Each of the parties hereto agrees that it will (a) execute a written consent in the form attached hereto as Exhibit A approving the proposed merger of the

Company with and into Newco (the "Merger"), pursuant to a merger agreement in substantially the form attached hereto as Exhibit B, (b) contribute all of the shares of beneficial interests in the Company that it owns to a newly-formed entity that will have no assets or liabilities and will, following such contribution, be wholly-owned by the parties hereto in the relative percentages set forth on Schedule A attached hereto ("Newco") and that will have a declaration of trust in substantially the form attached hereto as Exhibit C, provided, that in the case of Prudential/Gateway, such contribution shall occur immediately prior to, and substantially concurrently with, the consummation of the Merger, (c) vote all equity interests of Newco and the Company held by such party to approve the Merger and (d) take all commercially reasonable actions as a shareholder of Newco and the Company, as applicable, that are necessary to cause Newco and the Company, respectively, to consummate the Merger. The agreements of each party contained in this Section 5 shall continue until December 31, 2000 (the "Initial Term") and for successive six months periods thereafter (the "Successive Terms") unless such party shall give written notice to each other party hereto not less than one month prior to the expiration of the Initial Term or the applicable Successive Term that it elects to terminate its agreements under this Section 5, in which case the agreement of such party under this Section 5 shall terminate on the last day of the Initial Term or the applicable Successive Term, as applicable.

                  SECTION 6. REPRESENTATIONS. Each party hereto represents and warrants that (i) it is the legal and beneficial owner of the shares or Common Stock set forth opposite its name on Schedule 1 hereto, and (ii) this Agreement has been duly authorized by all necessary corporate, partnership or trust action, has been validly executed and delivered by such party, and constitutes the valid and binding obligation of such party, enforceable against such party in accordance with this Agreement's terms.

                  SECTION 7. EQUITABLE RELIEF. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce such provisions.

                  SECTION 8. NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:


  If to Prudential, to:              The Prudential Insurance Company of America
                                     Prudential Capital Group
                                     Four Gateway Center, 7th Floor
                                     100 Mulberry Street
                                     Newark, New Jersey  07102
                                     Facsimile:    (973) 802-2333
                                     Attention:    Gwen Foster


  If to Gateway, to:                 c/o Prudential Capital Group
                                     Four Gateway Center, 7th Floor
                                     100 Mulberry Street

                                     Newark, New Jersey  07102
                                     Facsimile:    (973) 802-2333
                                     Attention:    Gwen Foster


  If to the Oaktree Entities, to:    Oaktree Capital Management, LLC
                                     333 South Grand Avenue, 28th Floor
                                     Los Angeles, California  90071
                                     Attention: Richard Masson, Principal
                                     Facsimile: (213) 830-6494
                                     Attention: Kenneth Liang, Managing Director
                                     Facsimile:    (213) 830-8522


  with a copy to:                    Milbank, Tweed, Hadley & McCloy
                                     601 South Figueroa Street, 30th Floor
                                     Los Angeles, California 90017
                                     Facsimile:    (213) 629-5063
                                     Attention:    Deborah Baumgart

All such notices, requests and other communications will be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

                  SECTION 9. WAIVER. No failure or delay on the part of the parties or any of them in exercising any right, power or privilege hereunder, nor any course of dealing between the parties or any of them shall operate as a waiver of any such right, power or privilege nor shall any single or partial exercise of any such right, power or privilege preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and are not exclusive of any rights or remedies which the parties or any of them would otherwise have.

                  SECTION 10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                  SECTION 11. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of California without regard to principles of conflict of laws.

                  SECTION 12. AMENDMENT OR TERMINATION. The provisions of this Agreement relating to Common Stock may be amended or terminated at any time only by an instrument in writing signed by each of the parties hereto.

                  SECTION 13. BENEFIT AND BINDING EFFECT. Subject to compliance with the terms of this Agreement regarding Transfer of Securities, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns provided that the provisions of this Agreement that are binding upon the Oaktree Parties and Prudential/Gateway shall not be enforceable against successors and assigns of the Oaktree Parties and Prudential/Gateway, respectively, if and to the extent that Prudential/Gateway or the Oaktree Parties, respectively, notify the other parties or their successors or assigns that the provisions of this Agreement shall not be binding upon or inure to the benefit of such successors or assigns.

                  SECTION 14. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  IN WITNESS WHEREOF, the parties hereto have executed this Stockholders' Agreement as of the day and year first above written.


                                         THE PRUDENTIAL INSURANCE COMPANY
                                         OF AMERICA


                                         By: /s/  GWENDOLYN FOSTER
                                            ------------------------------
                                             Name:  Gwendolyn Foster
                                             Title: Vice President



                                         GATEWAY RECOVERY TRUST


                                         By:/s/  GWENDOLYN FOSTER
                                            ------------------------------
                                             Name:  Gwendolyn Foster
                                             Title: Vice President



                                         TCW SPECIAL CREDITS FUND IV

                                         By: TCW Special Credits,
                                         Its: General Partner

                                              By:  TCW Asset Management Company,
                                              Its: Managing General Partner


                                              By:/s/ RICHARD MASSON
                                                 --------------------------
                                                   Name:  Richard Masson
                                                   Title: Authorized Signatory


                                              By:/s/  KENNETH LIANG
                                                 --------------------------
                                                   Name:  Kenneth Liang
                                                   Title: Authorized Signatory

                                       TCW SPECIAL CREDITS PLUS FUND

                                       By: TCW Special Credits,
                                       Its: General Partner

                                             By:  TCW Asset Management Company,
                                             Its: Managing General Partner


                                             By: /s/ RICHARD MASSON
                                                ----------------------------
                                                  Name:  Richard Masson
                                                  Title: Authorized Signatory


                                             By:/s/  KENNETH LIANG
                                                ----------------------------
                                                  Name:  Kenneth Liang
                                                  Title: Authorized Signatory



                                       TCW SPECIAL CREDITS TRUST IV

                                       By:  Trust Company of the West, Trustee


                                             By:/s/ RICHARD MASSON
                                                ---------------------------
                                                  Name:  Richard Masson
                                                  Title: Authorized Signatory


                                             By:/s/  KENNETH LIANG
                                                ---------------------------
                                                  Name:  Kenneth Liang
                                                  Title: Authorized Signatory



                                       TCW SPECIAL CREDITS TRUST IVA

                                       By:  Trust Company of the West, Trustee


                                             By:/s/ RICHARD MASSON
                                                ---------------------------
                                                  Name:  Richard Masson
                                                  Title: Authorized Signatory


                                             By:/s/  KENNETH LIANG
                                                ---------------------------
                                                  Name:  Kenneth Liang
                                                  Title: Authorized Signatory

                              OCM REAL ESTATE OPPORTUNITIES
                              FUND A, L.P.

                              By:  Oaktree Capital Management, LLC
                              Its: General Partner


                                   By:/s/ RICHARD MASSON
                                     ----------------------------
                                          Name:  Richard Masson
                                          Title: Principal


                                   By:/s/  KENNETH LIANG
                                   ----------------------------
                                           Name:  Kenneth Liang
                                           Title: Managing Director and General
                                                  Counsel



                              OCM REAL ESTATE OPPORTUNITIES
                              FUND B, L.P.

                              By:  Oaktree Capital Management, LLC
                              Its: General Partner


                                   By:/s/ RICHARD MASSON
                                      ---------------------------
                                          Name:  Richard Masson
                                          Title: Principal


                                   By:/s/  KENNETH LIANG
                                      ---------------------------
                                           Name:  Kenneth Liang
                                           Title: Managing Director and General
                                                  Counsel

                               GRYPHON DOMESTIC VII, LLC SEPARATE
                               ACCOUNT

                               By:  Oaktree Capital Management, LLC
                               Its: Investment Manager


                                    By:/s/  RICHARD MASSON
                                       ------------------------
                                            Name:  Richard Masson
                                            Title: Principal


                                    By:/s/  KENNETH LIANG
                                       ------------------------
                                            Name:  Kenneth Liang
                                            Title: Managing Director and General
                                                   Counsel

                             WEYERHAEUSER COMPANY MASTER RETIREMENT TRUST

                             By:  TCW Special Credits,
                             Its: Investment Manager

                                  By:  TCW Asset Management Company
                                  Its: Managing General Partner


                                  By:/s/  RICHARD MASSON
                                     -------------------------
                                          Name:  Richard Masson
                                          Title: Authorized Signatory


                                  By:/s/  KENNETH LIANG
                                     -------------------------
                                          Name:  Kenneth Liang
                                          Title: Authorized Signatory

                                    Exhibit A


                         THE PEREGRINE REAL ESTATE TRUST

                       WRITTEN CONSENT OF THE SHAREHOLDERS
                              IN LIEU OF A MEETING


                  The undersigned, being the shareholders of The Peregrine Real Estate Trust, a California real estate investment trust (the "TRUST"), beneficially owning not less than 75% of the issued and outstanding Common Shares of beneficial interest of the Trust ("COMMON SHARES") entitled to vote, hereby consent, pursuant to Section 8.3 of the Restated Declaration of Trust of the Trust (the "DECLARATION OF TRUST"), to the adoption of the resolutions below taking or authorizing the actions specified therein.

APPROVAL OF MERGER OF THE TRUST WITH AND INTO WINSHIP PROPERTIES

                  WHEREAS, the merger of the Trust with and into WinShip Properties, a California real estate trust ("WINSHIP") on substantially the terms set forth in the form Agreement and Plan of Merger (the "MERGER AGREEMENT"), a copy of which has been provided to the undersigned, has been submitted to the undersigned for their approval; and

                  WHEREAS, upon consummation of the merger of the Trust with and into WinShip, the shareholders of the Trust on the date that the merger is consummated, other than WinShip, are to receive cash consideration for their Common Shares and/or Preferred Shares in the Trust;

                  WHEREAS, the undersigned have received an opinion of Duff & Phelps as to the fairness of the merger of the Trust with and into WinShip and the payment of the cash consideration set forth in the Merger Agreement to all shareholders of the Trust on the date that the merger is consummated, other than WinShip;

                  WHEREAS, Section 23006 of the California Corporations Code requires the approval of the holders of a majority of the shares of beneficial interest of a real estate investment trust to effect a merger;

                  WHEREAS, Section 4.7 of the Declaration of Trust requires the consent of the holders of 75% of the issued and outstanding Common Shares to approve the merger of the Trust with and into any entity; and

                  WHEREAS, it is deemed to be in the best interest of the Trust to merge with and into WinShip upon substantially the terms set forth in the Merger Agreement.

                  NOW THEREFORE BE IT RESOLVED, that the merger of the Trust with and into WinShip is hereby approved.


                  FURTHER RESOLVED, that the Company is hereby authorized to execute and deliver such certificates, instruments, notices and documents as may be required, or as it may deem necessary, advisable or proper in order to effectuate these resolutions, including making any and all necessary filings with the Securities and Exchange Commission.

                  IN WITNESS WHEREOF, this consent has been executed by the holders of not less than 75% of the Common Shares of the Trust entitled to vote on the date indicated opposite such holder's name.


                                                               DATE OF EXECUTION


___________________________                                    ________ __, 2000



By:  ____________________________________
Name:
Title:


___________________________                                    ________ __, 2000



By:  ____________________________________
Name:
Title:


___________________________                                    ________ __, 2000



By:  ____________________________________
Name:
Title:



___________________________                                    ________ __, 2000



By:  ____________________________________
Name:
Title:

                                    Exhibit B


                          AGREEMENT AND PLAN OF MERGER

                  THIS AGREEMENT AND PLAN OF MERGER (this "MERGER AGREEMENT"), dated as of _______ __, 2000, is entered into by and between The Peregrine Real Estate Trust, a California real estate investment trust ("Peregrine") and The WinShip Real Estate Trust, a California real estate investment trust ("WINSHIP")
 .

                                    RECITALS

     1. Peregrine is a California real estate trust organized pursuant to the Certificate of Declaration of Trust of Peregrine, dated as of October 7, 1994, as amended from time to time.

     2. WinShip is a California real estate trust organized pursuant to the Certificate of Declaration of Trust of WinShip, dated as of ______, 2000.

     3. WinShip owns ___ Common Shares of Peregrine (the "WINSHIP PERIGRINE SHARES").

     4. The Trustees of Peregrine and WinShip have determined that it is advisable and in the best interests of their respective entity and its equityholders that the Peregrine merge with and into WinShip (the "MERGER").


                         TERMS AND PROVISIONS OF MERGER

                  In consideration of the foregoing Recitals and of the following terms and provisions, and subject to the following conditions, it is agreed:

     1. MERGER. The effective time of the Merger (the "EFFECTIVE TIME") shall be _________, 2000. As of the Effective Time, Peregrine shall be merged with and into WinShip, WinShip shall be the surviving entity of the Merger (hereinafter sometimes referred to as the "SURVIVING ENTITY"), and the separate organizational existence of Peregrine shall cease.

     2. GOVERNING DOCUMENTS. The Declaration of Trust of WinShip, as it may be amended or restated subject to applicable law, and as in effect immediately prior to the Effective Time, shall constitute the Declaration of Trust of the Surviving Entity without further change or amendment until thereafter amended in accordance with the provisions thereof and applicable law.

     3. TRUSTEES. The persons who are trustees of WinShip immediately prior to the Effective Time shall, after the Effective Time, be the trustees of the Surviving Entity, without change until their successors have been duly elected or appointed and qualified or until their death, disability, resignation or removal in accordance with the Declaration of Trust of the Surviving Entity and applicable law.

     4. NAME. The name of the Surviving Entity shall continue to be The WinShip Real Estate Trust.

     5. SUCCESSION. At the Effective Time, the Surviving Entity shall acquire and possess all the rights, privileges, powers and franchises of a public or private nature and be subject to all the restrictions, disabilities and duties of Peregrine; and all property, real, personal and mixed, and all debts due to Peregrine on whatever account, including all other things and causes of action, shall be vested in the Surviving Entity; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Entity as they were of Peregrine, and the title to any real property vested by deed or otherwise shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and liens upon any property of Peregrine shall be preserved unimpaired, and all debts, liabilities and duties of Peregrine shall thenceforth attach to the Surviving Entity and may be enforced against the Surviving Entity to the same extent as if such debts, liabilities and duties had been incurred or contracted by the Surviving Entity; PROVIDED, HOWEVER, that such liens upon property of Peregrine shall be limited to the property affected thereby immediately prior to the Merger.

     6. FURTHER ASSURANCES. From time to time, as and when required or requested by the Surviving Entity or by its successors and assigns, there shall be executed and delivered on behalf of Peregrine such deeds, assignments and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Entity the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Peregrine and otherwise to carry out the purposes of this Merger Agreement, and the Trustees and authorized officers of the Surviving Entity are fully authorized in the name and on behalf of Peregrine or otherwise, to take any and all such action and to execute and deliver any and all such deeds, assignments and other instruments.

     7. CONVERSION OF CAPITAL STOCK. Each issued and outstanding Common Share of Peregrine (other than the WinShip Peregrine Shares) shall be automatically converted into the right to receive $______ in cash per share (the "MERGER PRICE"). ------------

     8. EXCHANGE OF CERTIFICATES.

          (a) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, the Surviving Entity shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Common Shares of Peregrine (the "CERTIFICATES") whose shares are converted pursuant to SECTION 7 into the right to receive the Merger Price (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Surviving Entity and shall be in such form and have such other provisions as the Surviving Entity may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Price. Upon surrender of a Certificate for cancellation to the Surviving Entity, together with such letter of transmittal duly executed and completed in accordance with its terms, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the Merger Price per Common Share of Peregrine represented thereby, which such holder has the right to receive pursuant to the provisions of

SECTION 7, and the Certificate so surrendered shall forthwith be canceled. In no event shall the holder of any Certificate be entitled to receive interest on any funds to be received in the Merger. In the event of a transfer of ownership of Common Shares of Peregrine which is not registered in the transfer records of Peregrine, the Merger Price may be issued to a transferee if the Certificate representing such Common Shares of Peregrine is presented to the Surviving Entity accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this SECTION 8, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Price per Common Share represented thereby as contemplated by SECTION 7 and this SECTION 8.

         (b) NO FURTHER OWNERSHIP RIGHTS IN COMMON SHARES OF PEREGRINE. All cash paid upon the surrender for exchange of Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the Common Shares of Peregrine represented thereby. From and after the Effective Time, the stock transfer books of Peregrine shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Entity of the shares of Common Shares of Peregrine which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Entity for any reason, they shall be canceled and exchanged as provided in this SECTION 8.

         (c) [WITHHOLDING RIGHTS. The Surviving Entity shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Merger Agreement to any holder of Common Shares of Peregrine such amounts as the Surviving Entity is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "CODE"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Entity, such withheld amounts shall be treated for all purposes of this Merger Agreement as having been paid to the holder of the Common Shares of Peregrine in respect of which such deduction and withholding was made by the Surviving Entity.

     9. [EMPLOYEE BENEFIT PLANS. As of the Effective Time, the Surviving Entity hereby assumes all obligations of any Operating Subsidiary under any and all employee benefit plans in effect as of the Effective Time or with respect to which employee rights or accrued benefits are outstanding as of the Effective Time.]

     10. ACCOUNTING MATTERS. WinShip agrees that upon the Effective Time, the assets, liabilities, reserves and accounts of Peregrine shall be taken up or continued on the books of WinShip in the amounts at which such assets, liabilities, reserves and accounts shall have been carried on the books of Peregrine immediately prior to the Effective Time, subject to such adjustments as may be appropriate to give effect to the Merger.

     11. GOVERNING LAW. This Merger Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and to be performed wholly within the State of California, except to the extent that the laws of the State of Delaware are mandatorily applicable to the Merger.

     12. AMENDMENT. Subject to applicable law, this Merger Agreement may be amended, modified or supplemented by written agreement of the parties hereto at any time prior to the Effective Time with respect to any of the terms contained herein.

     13. DEFERRAL OR ABANDONMENT. At any time prior to the Effective Time, this Merger Agreement may be terminated and the Merger may be abandoned or the time of consummation of the Merger may be deferred for a reasonable time by the Trustees of Peregrine or of WinShip, or any combination or all of them, if circumstances arise which, in the opinion of such Trustees, make the Merger inadvisable or such deferral of the time of consummation advisable.

     14. COUNTERPARTS. This Merger Agreement may be executed in any number of counterparts each of which when taken alone shall constitute an original instrument and when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Merger Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

     15. ASSURANCE. Peregrine and WinShip agree to execute any and all documents, and to perform such other acts, which may be necessary or expedient to further the purposes of this Merger Agreement.

                  IN WITNESS WHEREOF, Peregrine and WinShip have caused this Merger Agreement to be signed by their respective duly authorized officers and delivered this __ day of _____, 2000.

                                   THE PEREGRINE REAL ESTATE TRUST, a California real estate investment trust


                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                   THE WINSHIP REAL ESTATE TRUST, a California real estate investment trust



                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    Exhibit C


                              DECLARATION OF TRUST

                                       OF

                               WINSHIP PROPERTIES

                                TABLE OF CONTENTS

                                                                                   PAGE
Article I DEFINITIONS................................................................1

Article II THE TRUST.................................................................2
         Section 2.1       Name......................................................2
         Section 2.2       Principal Office..........................................2
         Section 2.3       Purpose; Investment Objective.............................2
         Section 2.4       No Partnership Relationship...............................2
         Section 2.5       Third-Party Reliance......................................2
         Section 2.6       Nonliability and Indemnification of Shareholders..........3
         Section 2.7       Responsibility of Trust Agents............................3
         Section 2.8       Indemnification...........................................3
         Section 2.9       Notice to Trust Agents....................................4
         Section 2.10      Notice by Trust Agents....................................4
         Section 2.11      Representations and Guarantees............................4
         Section 2.12      Merger....................................................5

Article III THE TRUSTEES.............................................................5
         Section 3.1       Trustees' General Authority...............................5
         Section 3.2       Action as Board...........................................6
         Section 3.3       Independence and Term of Trustee..........................6
         Section 3.4       Removal of Trustees.......................................6
         Section 3.5       Resignation of Trustees...................................7
         Section 3.6       Action by Trustees........................................7
         Section 3.7       By-Laws...................................................7
         Section 3.8       Delegation of Authority...................................7
         Section 3.9       Compensation..............................................8
         Section 3.10      Use and Effect of Trust Seal..............................8
         Section 3.11      Powers of Trustees........................................8

Article IV INVESTMENT AND MANAGEMENT OF TRUST ASSETS.................................9
         Section 4.1       Investment and Management Policy..........................9
         Section 4.2       Permissible Investments...................................9
         Section 4.3       Maintenance of Assets....................................10
         Section 4.4       Disposition or Encumbrance of Assets.....................10
         Section 4.5       Use of Brokers and Appraisers............................10
         Section 4.6       Transactions with Related Parties........................10
         Section 4.7       Approval of Major Transactions...........................11

Article V SHARES AND SHAREHOLDERS...................................................11
         Section 5.1       Classes of Shares........................................11
         Section 5.2       Shareholder's Interest in Trust..........................12
         Section 5.3       Agreement of Shareholders................................12

         Section 5.4       Nonassessability of Shares...............................12
         Section 5.5       Issuance of Certificates.................................12
         Section 5.6       Authentication of Certificates...........................12
         Section 5.7       Replacement Certificates.................................12
         Section 5.8       Only Registered Holder Recognized........................12
         Section 5.9       Shareholder's Transfer of Shares.........................13
         Section 5.10      Transfers by Operation of Law............................13
         Section 5.11      Trust Agents as Shareholders.............................13

Article VI DIVIDENDS................................................................13
         Section 6.1       Declaration and Payment..................................13
         Section 6.2       Statement of Source......................................14

Article VII ACCOUNTING..............................................................14
         Section 7.1       Standard.................................................14
         Section 7.2       Inspection of Records....................................14
         Section 7.3       Annual Audit.............................................14
         Section 7.4       Interim Reports..........................................14

Article VIII MEETINGS OF SHAREHOLDERS...............................................14
         Section 8.1       Annual Meeting...........................................14
         Section 8.2       Special Meetings.........................................15
         Section 8.3       Action Without Meeting...................................15
         Section 8.4       Notice...................................................15
         Section 8.5       Effect of Action.........................................15
         Section 8.6       Record Date..............................................15
         Section 8.7       Quorum...................................................15
         Section 8.8       Voting of Shares.........................................16
         Section 8.9       Annual Report............................................16

Article IX DURATION OF TRUST........................................................16
         Section 9.1       Termination..............................................16
         Section 9.2       Procedure Upon Termination...............................17

Article X INTERPRETATION AND AMENDMENT..............................................17
         Section 10.1      California Laws Govern...................................17
         Section 10.2      Headings.................................................17
         Section 10.3      Amendments...............................................17
         Section 10.4      Amendment Without Shareholder Approval...................17
         Section 10.5      Recording Amendments.....................................17

                              DECLARATION OF TRUST

                                       OF

                               WINSHIP PROPERTIES


                  THIS DECLARATION OF TRUST OF WINSHIP PROPERTIES, dated and effective as of the date and time of recording in the office of the County Recorder of Sacramento County, California, by and between ______________ and _______________, hereinafter referred to as the Trustees, and the holders from time to time of shares to be issued hereunder, who become parties hereto and beneficiaries of this Trust by becoming the holders of one or more shares;

                              W I T N E S S E T H:

                  WHEREAS, the Trust is a California real estate investment trust governed by Part 4, Title 3 of the California Corporations Code;

                  WHEREAS, ______________ and _______________ have agreed to hold in trust as Trustees, any and all property, real, personal or otherwise, tangible or intangible, which is transferred, conveyed, or paid to them as such Trustees and all rents, income, profits, and gains therefrom for the benefit of Shareholders hereunder subject to the terms and conditions and for the uses and purposes hereinafter set forth (the "Trustees").

                  NOW, THEREFORE, the Trustees hereby declare that they will hold all property of every type and description which they now hold or may acquire hereafter as such Trustees, in trust, to receive the income, interests, rents, and profits thereof and to reinvest them from time to time for the benefit of or distribute them to the holders of the certificates of shares in this Trust in the manner and subject to the terms and conditions contained herein.


                                    Article I

                                   DEFINITIONS

                  "Board" shall mean the Trustees of the Trust acting as a Board of Trustees as provided in Article III hereof.

                  "Code" shall mean the United States Internal Revenue Code of 1986 as amended, and any successor statute. Any reference to a provision of the Code or any regulation promulgated thereunder shall include the corresponding provision of any such successor statute or regulation.

                  "Common Shares" shall mean the shares of beneficial interest of the Trust of the class described as Common Shares in Section 5.1.

                  "Person" shall include an individual, partnership, firm, group, association, trust, corporation, or other entity.

                  "Shareholders", unless expressly stated otherwise, shall mean the holders of record of the Trust's outstanding Common Shares.

                  "Shares" shall mean the Common Shares.

                  "Trust" shall mean WinShip Properties, an unincorporated California real estate investment trust created pursuant to this Declaration and
Part 4, Title 3 of the California Corporations Code.

                  "Trustee" or "Trustees" shall mean the individuals named in this Declaration as Trustees and any successor Trustees as provided herein. The word "Trustee" wherever it appears throughout this Declaration shall refer to the Trustees of the Trust in their capacity as such Trustees and not personally, and shall not refer to the officers, agents, or shareholders of the Trust.

                  "1934 Act" shall mean the securities Exchange Act of 1934, as amended, and any successor statute. Any reference to a provision of the 1934 Act, or any rule promulgated thereunder, shall include the corresponding provision of any successor statute or rule.


                                   Article II

                                    THE TRUST

     Section 2.1 NAME. The Trust shall be designated as "WinShip Properties" in which name the Trustees may conduct business; make and execute deeds, mortgages, leases, contracts, and other instruments; acquire, mortgage, lease, convey, and transfer real estate and other property; and sue and be sued. Insofar as may be practicable, the business of the Trust shall be conducted and transacted in the name of the Trust.

     Section 2.2 PRINCIPAL OFFICE. The principal office of the Trust shall be located at 1300 Ethan Way, Sacramento, California 95825, or at such other places as the Trustees may designate. The Trustees may also establish branch offices in such other places as they may determine.

     Section 2.3 PURPOSE; INVESTMENT OBJECTIVE. The Trustees may invest assets of the Trust pursuant to the powers granted them in Article 3 hereof. The primary purpose and investment objective of the Trust shall be to invest in income-producing real estate and related interests, principally, but not limited to, office buildings, shopping centers, industrial and commercial buildings, hotels, apartment houses, and motels.

     Section 2.4 NO PARTNERSHIP RELATIONSHIP. Nothing contained herein or in any share certificate, and no act done or any writing or agreement made during the continuance of the Trust, shall be construed as, or have the effect of constituting the Trustees, the Shareholders, or any of them or any other person, copartners or otherwise members of any association.

     Section 2.5 THIRD-PARTY RELIANCE. Any act done by the Trustees or under their authority shall, as to third parties dealing in good faith with the Trust, be conclusively deemed to be within the purposes of the Trust and within the powers and authority of the person or person acting.

     Section 2.6 NONLIABILITY AND INDEMNIFICATION OF SHAREHOLDERS. All persons dealing with or having any claim against the Trustees or any officer, agent or employee of the Trust shall look only to the Trust for the payment of any debt, claim, obligation or damages, or of any money or other thing that might become due or payable in any way, whether founded upon contract, tort, or otherwise, and no Shareholder shall be personally or individually liable therefor. Every written contract to which the Trust is a party shall include a provision that the Shareholders not be personally liable thereon. The Trustees shall maintain adequate liability insurance for the protection of the Trust and those connected therewith. Each Shareholder shall be entitled to pro rata indemnity, from the Trust's assets if, contrary to the provisions hereof, such shareholder is held personally liable for any obligation of the Trust.


     Section 2.7 RESPONSIBILITY OF TRUST AGENTS. No Trustee, officer, employee or agent of the Trust shall be liable to the Trust or to any other person for any act or omission except for his own willful misfeasance, bad faith, gross negligence or reckless disregard of duty or his failure to act in good faith in the reasonable belief that his actions are in the best interests of the Trust. The Trustees, officers, employees and agents of the Trust in incurring any debts, liabilities or obligations, or in taking or omitting any other action for or in connection with the Trust are, and shall be deemed to be, acting as Trustees, officers, employees or agents of the Trust and not in their own individual capacities. Notwithstanding any provision to the contrary, no Trustee, officer, employee or agent of the Trust shall be liable for any debt, claim, demand, judgment, decree, liability or obligation of any kind in tort, contract or otherwise of, against or with respect to the Trust arising out of any action taken or omitted for or on behalf of the Trust, and the Trust shall be solely liable therefor and resort shall be had solely to the assets of the Trust for the payment or performance thereof. The Trustees shall obtain at the expense of the Trust and shall file with the Trust and maintain thereafter a good and sufficient fidelity bond, by a corporate surety qualified to do business in California.

     Section 2.8 INDEMNIFICATION. Any Person made a party to any action, suit or proceeding or against whom a claim or liability is asserted by reason of the fact that such Person, such Person's testator or intestate was or is a Trustee, officer, employee or agent of the Trust or active in such capacity on behalf of the Trust shall be indemnified and held harmless by the Trust against judgments, fines, amounts paid on account thereof (whether in settlement or otherwise) and reasonable expenses, including attorneys' fees, actually, and reasonably incurred by such Person in connection with the defense of such action, suit or proceeding or in connection with any appeal therein, whether or not the same proceeds to judgment or is settled or otherwise brought to a conclusion. Notwithstanding the above, no Person shall be so indemnified or reimbursed for any claim, obligation or liability which shall have been adjudicated, or, in case of settlement, which in the opinion of counsel for the Trust would, if adjudicated, have likely been adjudicated to have arisen out of or been based upon such Person's willful misfeasance, bad faith, gross negligence or reckless disregard of duty or for his failure to act in good faith in the reasonable belief that his action was in the best interests of the Trust. Any Person seeking indemnification under this provision must demonstrate to the satisfaction of the Trustees that such Person (1) gave prompt notice to the Trust of the claim, alleged liability, action, suit or proceeding and (2) has executed such documents, and taken such action as to permit the Trust to conduct the defense or settlement of any such claim, alleged liability, action, suit or proceeding. Such rights of indemnification and reimbursement shall be satisfied only out of the assets of the Trust.

                  The rights accruing to any Person under these provisions shall not exclude any other right to which such Person may be lawfully entitled, nor shall anything contained herein restrict the right of the Trust to indemnify or reimburse such Person in any proper case even though not specifically provided for herein, nor shall anything contained herein restrict such rights of a Trustee to contribution as may be available under applicable law. The Trustees may make advance payments in connection with indemnification under this section provided that the indemnified Person shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that such Person is not entitled to such indemnification. For purposes of this section, any, investment advisor, investment manager or independent property manager of the Trust shall be considered an agent of the Trust.

                  In order to carry out the intent and purposes of this section, the Trust shall have the power to enter into individual indemnification agreements with any Person or entity entitled to be indemnified under this section, without specific approval thereof by the Shareholders of the Trust, provided that the substantive provisions of any such agreement shall be consistent in all material respects with the provisions of this section at the time such agreement is entered into. The terms of any such agreement need not be identical to the terms of any other such agreement and any such agreement which has been entered into may subsequently be amended or changed by mutual agreement of the parties thereto, without specific approval thereof by the Shareholders of the Trust, so long as at the time such agreement is entered into or amended or changed, as the case may be, its substantive provisions are consistent in all material respects with the provisions of this section.

                  The Trust shall have the power to use the assets of the Trust to establish arrangements for funding its indemnification obligations under this section, including but not limited to depositing assets in trust funds, obtaining bank letters of credit in favor of indemnified Persons or entities, purchasing policies of insurance or establishing specific reserve accounts and otherwise funding special self-insurance arrangements for these purposes.

     Section 2.9 NOTICE TO TRUST AGENTS. No notice to the Trustees or any officer of the Trust shall be effective for any purpose unless given in writing, and until the same is received.

     Section 2.10 NOTICE BY TRUST AGENTS. Any notice required or permitted by this Declaration or by law to be given by the Trustees or by any officer or authorized agent of the Trust, shall be conclusively deemed to have been given when such notice is enclosed in an envelope addressed to the proper person at the last address shown in the records of the Trust, and such envelope is deposited in the United States mail, postage prepaid; and the date of mailing shall be deemed the date such notice is given. All distributions from Trust assets may be made by mailing the same in like manner.

     Section 2.11 REPRESENTATIONS AND GUARANTEES. No officer, agent, representative or employee of the Trust or of the Trustees, nor anybody other than the Trustees, has authority to make any representations or guarantees concerning the Trust; nor shall any Trustee or officer of the Trust be responsible for or with respect to the validity or sufficiency of the Trust or of the share certificates issued hereunder; nor has any such officer, agent, representative, employee or other person any authority to change the terms and conditions of the Trust or any certificates issued hereunder, or to bind the Trust or its agents by any representation, statement, agreement or interpretation, written or oral, not contained herein or in such certificate.

     Section 2.12 MERGER. As provided in California Corporations Code Section 23006, the Trust is hereby specifically authorized to merge with one or more real estate investment trusts, with any participating trust as the surviving trust, pursuant to the provisions of this Section 2.12. The constituent trusts shall be parties to the agreement of merger and other persons may be parties to the agreement of merger. The agreement shall state all of the following:

          2.12.1 The terms and conditions of the merger.

          2.12.2 The amendments to the declaration of trust of the surviving trust to be effected by the merger, if any; if any amendment changes the name of the surviving trust the new name may be the same as or similar to the name of a disappearing trust subject to Corporations Code Section 201(b).

          2.12.3 The name and place of organization of each constituent trust and which of the constituent trusts is the surviving trust.

          2.12.4 The manner of converting the shares of each of the constituent trusts into shares or other securities of the surviving trust and, if any shares of any of the constituent trusts are not to be converted solely into shares or other securities of the surviving trust, the cash, property, rights, or securities of any entity which the holders of those shares are to receive in exchange for the shares, which cash, property, rights or securities of any entity may be in addition to or in lieu of shares or other securities of the surviving trust or that the shares are canceled without consideration.

          2.12.5 Such other details or provisions as are desired, if any, including, without limitation, a provision for the payment of cash in lieu of fractional shares or for any other arrangements with respect thereto consistent with the provisions of Corporations Code Section 407 relating to fractional shares.

     Each share of the same class or series of any constituent trust (other than the cancellation of shares held by a constituent trust in another constituent trust) shall, unless all shareholders of the class or series consent and except as provided in Corporations Code Section 407, be treated equally with respect to any distribution of cash, property, rights or securities.

                                   ARTICLE III

                                  THE TRUSTEES

     Section 3.1 TRUSTEES' GENERAL AUTHORITY. Except as in this Declaration expressly otherwise provided, the business, affairs and assets of the Trust shall be entrusted to the exclusive management and control of the Trustees. The
Trustees shall exercise their powers hereunder in good faith and for the exclusive benefit of the shareholders.

     Section 3.2 ACTION AS BOARD. In managing the business, affairs and assets of the Trust, the Trustees shall act as a Board of Trustees. One member of the Board shall be designated to serve as Chairman of the Board for such term as the Board fixes. The full Board shall not be less than five nor more than thirteen, the number to be established by resolution of the Board from time to time, subject to Section 3.3.3. Ownership of all Trust assets, legal, equitable or both, shall be vested jointly in those Trustees in office at any time. A successor Trustee shall succeed immediately upon accepting office to the interest of his predecessor, without the necessity of any transfer or conveyance.

     Section 3.3 INDEPENDENCE AND TERM OF TRUSTEE.

          3.3.1 A majority of the Trustees shall not be an affiliate or associate of the investment manager or advisor of the Trust or with any person who is an affiliate or associate of such investment manager or advisor. The terms "affiliate" and "associate" shall have the meaning assigned to them in Rule 12b-2 under the 1934 Act; provided, that a person shall not be deemed to be an affiliate or associate of any other person solely by reason of being a Trustee or officer of the Trust.

          3.3.2 Subject to the terms of Section 8.8.4, relating to cumulative voting for Trustees, Trustees shall be elected by a vote of a majority of the Common Shares represented in person or by proxy at the annual meeting of Shareholders. Subject to the terms of Sections 3.4 and 3.5, each Trustee so elected shall serve until his term of office expires and until the election and qualification of his successor. Each Trustee shall qualify following his election, whether by the Shareholders or by the remaining Trustees, by filing a notice of acceptance with the Trustees. The secretary of the Trust and the Chairman of the Trustees shall, from time to time when necessary to reflect any changes, execute and file for record an instrument which sets forth the then existing membership of the Trustees.

          3.3.3 Notwithstanding anything to the contrary in this Declaration, ______________ and _______________, are hereby designated as Trustees to serve from the date hereof until their successors are elected at the next annual meeting of Shareholders and qualified. During the period commencing on the date of this Declaration until the date of the first annual meeting of Shareholders, any of these designated Trustees may only be removed for cause pursuant to
Section 3.4.2 below.

     Section 3.4 REMOVAL OF TRUSTEES. A Trustee may be removed from office, at any time either:

          3.4.1 with or without Cause (as hereinafter defined) by the vote or written consent of either (A) seventy-five percent (75%) of the Trustees then in office and a majority of the outstanding Common Shares of the Trust entitled to vote, or (B) sixty-six and two-thirds percent (66-2/3%) of the outstanding Common Shares of the Trust entitled to vote; provided, however, that the Trustee shall not be removed if the number of votes cast against removal (or not consenting in writing to such removal) would be sufficient to elect the Trustee if voted cumulatively at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all Common Shares entitled to vote were voted) and the entire number of Trustees to be elected by holders of the Common Shares at the time of the Trustee's most recent election were then being elected; or

     3.4.2 with Cause by the vote or written consent of all remaining Trustees.

For purposes of this Section 3.4, "Cause" shall mean having been declared of unsound mind by an order of court or convicted of a felony.

     Section 3.5 RESIGNATION OF TRUSTEES. Any Trustee may resign his office by an instrument in writing signed by such Trustee and delivered to the Board of Trustees, which resignation shall take effect after such delivery and on the date indicated in such instrument; provided, that such resignation shall not become effective until a copy of such instrument shall have been duly filed for record by such resigning Trustee.

     Section 3.6 ACTION BY TRUSTEES. A majority of the Trustees in office at any one time, but not less than three Trustees, shall constitute a quorum at any meeting of the Board of Trustees. Meetings of the Trustees shall be held from time to time upon the call of the Chairman of the Board or any two Trustees. Notice of any meeting shall be given at least 3 days before the meeting. The Trustees shall act pursuant to the vote or written consent, with or without a meeting, of more than half their number in office at any one time. No action of the Board shall be effective without a meeting unless all Trustees then in office shall sign, before or after such action is taken, a written consent to such action and waiver of meeting; provided, however, that the lack of such consent and waiver shall not be raised to defeat the rights of any third party who has in good faith relied upon such action. In case of the death or resignation of one or more Trustees, or vacancies occurring in the Board of Trustees for any reason, the vacancies so created may be filled by the Trustee or Trustees remaining in office at the time, and each new Trustee shall serve for the unexpired term of his predecessor and until the election and qualification of his successor. No vacancy on the Board of Trustees shall operate to diminish the powers of the Trustee or Trustees remaining in office. The provisions of this Section 3.6 relating to call and notice of meetings of the Trustees may be varied by By-Laws adopted by the Trustees.

     Section 3.7 BY-LAWS. The Trustees may adopt and from time to time amend or repeal By-Laws for the conduct of their business, and in such By-Laws may define the duties of their officers, agents, employees and representatives.

     Section 3.8 DELEGATION OF AUTHORITY. The Trustees may appoint one or more committees from their number and delegate to such committees any of the powers and authority of the Board of Trustees in the management of the business, affairs and assets of the Trust, except the power to declare dividends and initiate amendments to this Declaration. The Trustees shall appoint, and from time to time fix the compensation and duties of a Chairman of the Board of Trustees, who shall be a Trustee, each of whom shall hold his office at the pleasure of the Board of Trustees. The Trustees may appoint such other officers and employ or otherwise contract with such other persons as the Trustees in the exercise of their discretion may deem necessary or desirable to achieve the purposes of the Trust. The Trustees may delegate to any

Trustee(s), officer(s), employee(s) or agent(s); the authority to act in behalf of the Trust, including without limitation the authority to execute any contract, agreement, document, conveyance, deed, deed of trust, mortgage, release, or other written instruments.

     Section 3.9 COMPENSATION. The Trustees, the secretary, and every other person appointed, employed or otherwise engaged to assist in the execution of the Trust, shall receive such compensation from the assets of the Trust for their respective services to the Trust as shall be fixed from time to time by the Board of Trustees.

     Section 3.10 USE AND EFFECT OF TRUST SEAL. The secretary or other officer designated by the Trustees shall have custody of the seal of the Trust. As to any Person relying thereon in good faith, the impression of the seal of the Trust upon a document or writing bearing the handwritten signature of the secretary, or of any assistant secretary, shall conclusively evidence that such document or writing was duly executed pursuant to authority granted by the Board of Trustees and this Declaration.

     Section 3.11 POWERS OF TRUSTEES. The Trustees shall have full and absolute power, control and authority over all Trust assets held by or for them hereunder, and over the business and affairs of the Trust, to the same extent as if they were the sole owners of such assets and such business in their own right, subject only to the limitations herein expressly stated. Without limitation of the generality of the foregoing, the Trustees shall have power:

          3.11.1 To design and adopt a seal of the Trust, and to change the same from time to time; to locate and relocate the principal office of the Trust; and from time to time to change the name of the Trust, and under such name to make and execute contracts and all kinds of instruments, conduct business, acquire and convey real or personal property, and sue or be sued;

          3.11.2 To solicit proxies of the Shareholders; to declare and effect Share dividends and splits; and when good reason appears therefor, to require that outstanding certificates be handed in to the Trust in exchange for new certificates;

          3.11.3 To issue from time to time, without the necessity of a prior offering thereof to existing Shareholders, Shares of the Trust in addition to any then outstanding, issuing the same to such party or parties, for such property or consideration, at such time or times, and on such terms as the Trustees deem best, and in so doing, to allow or eliminate fractional shares, in their discretion;

          3.11.4 To acquire and dispose of assets, and otherwise conduct the business of the Trust, in any part of the United States of America and any of the territories or possessions thereof and in Canada; and to cause to be organized or assist in organizing, under the laws of any jurisdiction, such corporations, trusts, associations, or organizations having such rights, powers and discretion as they deem desirable for Trust purposes;

          3.11.5 To take out policies of insurance at the expense of the Trust, including without limitation of the foregoing, liability, life, errors and omissions, fire and casualty insurance including workers' compensation insurance, covering such persons, property and contingencies and in such amounts as they deem proper;

          3.11.6 To lease property to or from others for a term extending beyond the possible termination of the Trust; to acquire and deal absolutely with property of any description, real or personal; and to lend and borrow money and incur indebtedness for the purposes of the Trust, and cause to be executed and delivered therefor promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecation or other evidences of debt and securities therefor;

          3.11.7 To exercise all rights, powers and privileges relating to the ownership of any stock, bonds or other securities forming part of Trust assets;

          3.11.8 To employ such assistance, at such compensation, as they deem expedient in the transaction of the business of the Trust;

          3.11.9 To determine conclusively whether any monies, obligations, securities or other properties of the Trust are to be considered as principal or income, and in what manner any expenses or disbursements are to be charged as between principal and income, or as between earnings, surplus and capital, as the case may be;

          3.11.10 To determine the fiscal year and the accounting procedures of the Trust, and to change the same from time to time;

          3.11.11 To compromise or settle claims of or against the Trust; and to take such action, legal or otherwise, as appears to them necessary or desirable in the interests of the Trust and the shareholders, and in so doing to pay the expenses thereby incurred in good faith, including counsel fees, from the funds of the Trust;

          3.11.12 To determine the proper interpretation of any provision of this Declaration or By-Laws of the Trust; and

          3.11.13 To do all acts and undertake all things which in their judgment are necessary, convenient or appropriate to promote the purposes of the Trust, although such acts or things are not specifically mentioned in this Declaration.

                                   ARTICLE IV

                    INVESTMENT AND MANAGEMENT OF TRUST ASSETS

     Section 4.1 INVESTMENT AND MANAGEMENT POLICY. The Trustees shall endeavor to manage the Trust and to invest its assets, and to make distributions to shareholders therefrom, in such manner as to comply with all valid state and federal laws, rules, regulations and orders pertaining to the Trust.


     Section 4.2 PERMISSIBLE INVESTMENTS. Trust assets shall consist principally of ownership interests in income-producing real property. Such real property may be located in any state, territory or possession of the United States (including the District of Columbia) and shall be comprised for the most part of hotels, office buildings, apartment buildings, shopping centers, or other multiple-residential, commercial or industrial properties. Secondary investments of Trust assets may be of such nature and of such extent as the Trustees may determine, having in mind the best interests of the Trust and of the shareholders. Other things being equal, Trust investments shall be chosen for their best overall return on investment, including both income production and appreciation potential, among other factors; but this principle shall be understood to be intended only as a general guide to assist the Trustees in the exercise of their discretion. Funds may be accumulated or invested temporarily until such times as more suitable investments are available. The Trust may also participate in joint ventures and may purchase or merge with other real estate investment trusts and companies, provided the assets and investments of said joint ventures, trusts and companies are permissible hereunder. Undivided interests in property may be acquired for the Trust, and encumbered property may be acquired subject to, or with assumption of, the underlying indebtedness.

     Section 4.3 MAINTENANCE OF ASSETS. The Trustees, on behalf of the Trust, shall themselves or through agents or independent contractors, incur all expenses and make all expenditures necessary or desirable for the protection, improvement, maintenance, repair, alteration, efficient operation, or ready marketability of any asset of the Trust.

     Section 4.4 DISPOSITION OR ENCUMBRANCE OF ASSETS. The Trustees shall have full discretion in retaining, selling, exchanging or encumbering any asset of the Trust, or any interest in any such asset.

     Section 4.5 USE OF BROKERS AND APPRAISERS. Subject to the provisions of
Section 4.7 hereof, the Trustees may employ at the expense of the Trust the services of any Person, including any real estate or securities broker, for the purpose of appraising, acquiring, encumbering or disposing of assets of the Trust.

     Section 4.6 TRANSACTIONS WITH RELATED PARTIES.

          4.6.1 The Trust shall not engage in any Material Transaction with a Related Party unless the Material Transaction has, after disclosure of the interest of the Related Party, been approved or ratified by a majority of the Trustees who are neither affiliates nor associates of the Related Party. All such transactions shall be fair and reasonable to the Trust and its Shareholders as a whole at the time of authorization, and be on terms at least as favorable to the Trust as terms that would have been obtainable from a person other than a Related Party. This section shall not apply to any purchase or sale of securities issued by the Trust and registered with the Securities and Exchange Commission except to the extent that a person who is a Large Shareholder immediately before or after the transaction has a direct or indirect interest in such purchase or sale of securities.

          4.6.2 No Related Party shall directly or indirectly receive any material remuneration in connection with any Material Transaction involving the Trust unless the terms for the payment of such remuneration have been approved or ratified by a majority of the Trustees who are neither affiliates nor associates of any person receiving such remuneration. Payment of any such remuneration shall be on terms which are fair and reasonable to the Trust and its shareholders as a whole at the time of authorization; such terms may include, without limitation, deduction of such payments from the remuneration otherwise payable to a Related Party.

          4.6.3 The Trustees entitled to approve a transaction or terms for the payment of remuneration under subsections 4.6.1 or 4.6.2 above shall be entitled in their discretion to retain, at the Trust's expense, independent appraisers, investment bankers, legal counsel, accountants and other professional consultants or advisors to assist them in their determination.

          4.6.4 For purposes of this Section 4.6:

               .1 The term "Related Party" shall mean any present or former Trustee, officer, Large Shareholder, investment manager or advisor of the Trust, or any affiliate or associate of such person.

               .2 The term "Material Transaction" shall include, without limitation, any, purchase, sale, loan, lease, pledge, exchange or other transfer of Trust assets or securities, and any merger, consolidation, reorganization, joint venture, partnership or other entity involving the Trust.

               .3 The term "Large Shareholder" means any person who is the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act) of five percent (5%) or more of the outstanding Common Shares of the Trust entitled to vote in the election of Trustees after including among his shares those owned by an affiliate or associate.

               .4 The terms "affiliate" and "associate" shall have the meanings assigned to them in Rule 12b-2 under the 1934 Act; provided, that a person shall not be deemed to be an affiliate or an associate of any other person solely by reason of being a Trustee or officer of the Trust.

     Section 4.7 APPROVAL OF MAJOR TRANSACTIONS. Subject to additional requirements and restrictions of this Declaration,

          4.7.1 the Trust shall not be incorporated, merged into another entity, consolidated with one or more entities into a new entity, reorganized as a new entity, liquidated or dissolved, notwithstanding Section 4.2, and

          4.7.2 all or substantially all of the assets, properties, or businesses of the Trust shall not be sold, leased, transferred,- conveyed, exchanged or otherwise disposed of, notwithstanding Section 3.11, except upon the affirmative vote or written consent of seventy-five percent (75%) of the outstanding Common Shares of the Trust entitled to vote.

                                   ARTICLE V

                             SHARES AND SHAREHOLDERS

     Section 5.1 CLASSES OF SHARES. The Trustees are authorized to issue one class of Shares to be designated "Common Shares." The total number of Shares which the Trust is authorized to issue is __________________________ (_____________) of Common Shares.

The Trustees shall not be authorized to issue any Shares which do not have the right to vote for election of Trustees.

     Section 5.2 SHAREHOLDER'S INTEREST IN TRUST. The interest in the Trust of each Shareholder consists of such Shareholder's right to enforce the performance of the Trust, including the right to participate in all distributions of Trust income or principal according to the proportion which the number of Common Shares held by such Shareholder bears to the total number of Common Shares then outstanding. Such interest is personal property. During the continuance of the Trust, no Shareholder or its legal representative or successor shall be entitled to a partition of Trust property or, except as herein provided, to an accounting, nor shall the Trust be in any manner affected by the death, incapacity, dissolution, termination or bankruptcy of any Shareholder, or by the transfer of any Share or Shares of the Trust.

     Section 5.3 AGREEMENT OF SHAREHOLDERS. Each of the Shareholders, severally but not jointly, by becoming a Shareholder hereunder, hereby agrees with the Trustees and their successors in office that such Shareholder accepts and agrees to, and shall be bound and governed by, the provisions, terms, and conditions of this Declaration in the same manner as if he had personally executed the same.

     Section 5.4 NONASSESSABILITY OF SHARES. No assessment shall ever be made upon the Shares of the Trust.

     Section 5.5 ISSUANCE OF CERTIFICATES. Every Shareholder shall be entitled to receive a share certificate in such form as the Trustees shall from time to time approve. There shall be stated on each share certificate the certificate number, the date of its issuance, the number of Shares represented thereby, and the name of the Shareholder. All certificates shall be for full Shares. No certificates for fractional shares shall be issued.


     Section 5.6 AUTHENTICATION OF CERTIFICATES. Each certificate shall bear the signatures of the chairman or a vice-chairman of the Board of Trustees and the secretary or an assistant secretary of the Trust, and if there shall be an independent transfer agent or registrar, the countersignature of an officer thereof duly authorized for the purpose. The signatures of the chairman or a vice-chairman of the Board, the secretary or an assistant secretary of the Trust, and the designated officer of any independent transfer agent or registrar, may be facsimile reproductions. The validity of a share or certificate therefor shall not be affected by the fact that at the time of issuance of the certificate one or more persons whose signatures where duly authorized when placed thereon are no longer authorized to sign the same.


     Section 5.7 REPLACEMENT CERTIFICATES. Lost, stolen, mutilated or destroyed certificates shall be replaced subject to such conditions of proof and indemnity as the Trustees may determine to impose.

     Section 5.8 ONLY REGISTERED HOLDER RECOGNIZED. A register shall be kept under the direction of the Trustees, which shall contain the names and addresses of the Shareholders, the number of Shares of each class of Shares held by them respectively, the numbers of the certificates representing the same, and a record of all transfers thereof. Only the Shareholder designated in such register as the holder of a share certificate shall be recognized for purposes of the Trust as having any interest in such certificate or the Shares represented thereby, and neither the Trust nor any person connected therewith shall be bound by any notice to the contrary, but in cases of dispute the Trustees may require that the certificate in question be submitted for inspection and that the registered Shareholder's title thereto be satisfactorily established. A holder may be registered as a fiduciary, and customary words may be employed to identify the fiduciary relationship.


     Section 5.9 SHAREHOLDER'S TRANSFER OF SHARES. Excepting transfers by operation of law, Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent duly authorized in writing, upon delivery to the Trustees or a transfer agent of the Trust, if any, of the certificate or certificates therefor, properly endorsed or accompanied by duly executed instrument or instruments of transfer, together with such evidence of the genuineness of each such endorsement, execution and authorization and of other matters as may reasonably be required. Upon such delivery and proof, the transfer shall be recorded upon the register of the Trust, and one or more new certificates shall be issued to those entitled thereto by reason of such transfer. Until the transfer is so recorded, the Shareholder designated by the register as the holder of such Shares shall be deemed to be the holder thereof for all purposes of the Trust, and neither the Trustees nor any transfer agent or registrar, nor any officer or agent of the Trust, shall be affected by any notice of any proposed transfer. The Trustees may establish particular procedures to govern the assignment of Shares for security purposes. No Shareholder may demand that the Trust or the Trustees redeem his Shares. No certificates for fractional Shares shall be issued.

     Section 5.10 TRANSFERS BY OPERATION OF LAW. Any person becoming entitled to any Share in consequence of the death, dissolution or bankruptcy of any shareholder, or in any other way than in Section 5.9 provided, may be entered upon the register as the holder thereof and receive a new certificate therefor, upon delivery of the existing certificate and such proofs as may be required to the Trustees or any transfer agent of the Trust. The transfer shall have no effect until entered upon the register, and notice given to any person prior to such entry shall likewise be ineffective for any purpose. No certificates for fractional shares shall be issued.

     Section 5.11 TRUST AGENTS AS SHAREHOLDERS. Any Trustee, officer, agent or employee of the Trust may, in his individual capacity, acquire or dispose of Shares of the Trust.

                                   ARTICLE VI

                                    DIVIDENDS

     Section 6.1 DECLARATION AND PAYMENT. The Trustees shall declare dividends, payable from the assets of the Trust, in money or otherwise, at such times, in such amounts and from such sources, whether income, surplus, capital, or any combination thereof, as they, in their discretion may determine, and cause the same to be distributed to the shareholders in amounts proportionate to the number of shares held by each Shareholder. The Trustees may fix a record date for the determination of holders of Common Shares entitled to receive payment of a dividend or a distribution declared thereon, which record date shall be not more than 30 days prior to the date fixed for the payment thereof.

     Section 6.2 STATEMENT OF SOURCE. Any distributions to Shareholders shall be accompanied by a statement in writing identifying the source or sources to which the distribution is charged. In case of doubt as to source, the writing shall so state, and the required statement as to source shall be forwarded to Shareholders not later than 60 days after the close of the fiscal year in which the distribution of doubtful source is made.

                                  ARTICLE VII

                                   ACCOUNTING

     Section 7.1 STANDARD. The books and records of the Trust shall be kept in conformity with generally accepted principles of accounting, consistently applied.

     Section 7.2 INSPECTION OF RECORDS. The share register or a duplicate thereof, the books of account, and minutes of proceedings of the Shareholders and the Board of Trustees and of committees of the Trustees, shall be open to inspection at any reasonable time upon the written demand of any Shareholder, made upon the secretary or any assistant secretary of the Trust, for a purpose reasonably related to his interests as a Shareholder, and shall be exhibited at any time when required by the demand at any Shareholders' meeting of ten percent of the Shares represented at the meeting. Inspection by a Shareholder may be made in person or by agent or attorney. The right of such inspection shall include the right to make extracts. Each Trustee shall have the right at all reasonable times during his term of office to inspect the records and property of the Trust.

     Section 7.3 ANNUAL AUDIT. The Trustees shall cause to be prepared at least annually, at the expense of the Trust, a report of Trust operations, containing a balance sheet and a statement of income and surplus and an opinion of an independent certified public accountant on the financial statement. Such opinion shall be based on an examination of the books and records of the Trust which is not materially limited in scope and is made in accordance with generally accepted auditing procedures. Within one hundred fifty (150) days after the close of the period covered by the report, a signed copy of such report and opinion shall be filed with the Trustees, and a copy thereof shall be sent to each Shareholder.

     Section 7.4 INTERIM REPORTS. Interim reports, containing a current balance sheet which may be unaudited, shall be prepared at least quarterly and shall be furnished within a reasonable time after the close of the quarter to each Shareholder.

                                  ARTICLE VIII

                            MEETINGS OF SHAREHOLDERS

     Section 8.1 ANNUAL MEETING. The annual meeting of the Shareholders shall be held on a business day during the fifth or sixth calendar month of the Trust's fiscal year, between 9:00 a.m. and 10:00 p.m., at Sacramento, California, or at such other location in the State of California as the Trustees shall elect. Notice of the date, hour and place of the meeting as determined by resolution of the Trustees, and the annual report of Trust operations required by Section 7.3, shall be mailed to shareholders at least 14 days before the day of the meeting.

     Section 8.2 SPECIAL MEETINGS. Special meetings of Shareholders may be called at any time and place by a majority of the Trustees. The Trustees shall cause a special meeting to be called upon receipt of the written request of the holders of more than twenty-five percent (25%) of the outstanding Shares entitled to vote on any matter to be considered at such meeting, which request shall specify the purpose or purposes for which such meeting is to be called. Such special meeting shall be held not less than 35 nor more than 90 days following receipt by the Trustees of such written request of Shareholders. If for any reason an annual meeting of Shareholders as herein provided for shall be omitted, a special meeting of Shareholders may subsequently be held in lieu thereof and the business of the annual meeting may be transacted thereat.

     Section 8.3 ACTION WITHOUT MEETING. Whenever holders of the Common Shares are required or permitted to take any action by vote, such action may be taken without a meeting by written consent, setting forth the action so taken and signed by the holders of the outstanding Common Shares, as the case may be, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all such shares entitled to vote thereon were present and voted.

     Section 8.4 NOTICE. Notice of all meetings of Shareholders shall be given at the direction of the Trustees by the secretary or any other officer authorized by the Trustees, and shall be mailed not less than 14 days nor more than 60 days before the day of the meeting to each Shareholder at his address as given in the register, or lacking such address, to such Shareholder addressed to the principal office of the Trust. No business shall be transacted at any special meeting of Shareholders unless notice of such business has been given in the call for the meeting. Any adjourned meeting may be held as adjourned, without further notice.

     Section 8.5 EFFECT OF ACTION. Except as otherwise expressly provided by law or this Declaration, no action taken by the Shareholders at any meeting shall in any way bind the Trustees in their management of the Trust.

     Section 8.6 RECORD DATE. The Trustees may, without closing the transfer books, fix a date not more than 45 days prior to the date of any meeting of Shareholders or dividend payment as a record date for the determination of Shareholders entitled to vote at such meeting or any adjournment thereof, or to receive such dividend. Any person who is a registered Shareholder at the time so fixed shall be entitled to vote or receive such dividend even though he has since that date disposed of his Shares, and no Shareholder becoming such after that date shall be so entitled to vote at such meeting or any adjournment thereof or to receive such dividend.

     Section 8.7 QUORUM. A majority of the outstanding Shares of each class entitled to vote on any matter to be voted on at a meeting of Shareholders represented in person or by proxy shall constitute a quorum at any such meeting. The Shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum. In the absence of a quorum, any meeting of Shareholders may be adjourned from time to time, up to and including the 45th day following the originally noticed meeting date by an affirmative vote of a majority of the Common Shares entitled to vote and represented in person or by proxy at the meeting.

 Section 8.8 VOTING OF SHARES.

          8.8.1 Each Common Share shall be entitled to one vote; provided, that only holders of record as of the record date for the meeting shall be entitled to vote at any meeting of Shareholders. Whenever any action is to be taken by the Shareholders, it shall, except as otherwise required by this Declaration or by law, be authorized either by the affirmative vote of a majority of the votes cast at a meeting of Shareholders by holders of Common Shares entitled to vote thereon, or by written consents setting forth the action so taken and signed by the holders of a majority of all outstanding Common Shares entitled to vote thereon.

          8.8.2 Whenever the vote or written consent of Shareholders is required or permitted under this Declaration, such vote or consent may be given either in person or by proxy. The Trustees may solicit such proxies from the Shareholders or any of them in any matter requiring or permitting the Shareholders' vote or written consent. No proxy for any meeting of Shareholders shall be effective unless such proxy shall have been received in the office of the Trust, or such other location designated by the Trustees and indicated in the material soliciting the proxies, for verification prior to the meeting.

          8.8.3 When a Share entitled to vote is held jointly by several Persons, any one of them may vote at any meeting in Person or by proxy with respect to such Share, but if more than one of them shall be present at such meeting in person or by proxy and such joint owners or their proxies so present disagree as to any vote to be cast, no vote shall be received with respect to such Share.

          8.8.4 [Every Shareholder entitled to vote at any election of Trustees may cumulate such Shareholder's votes and give one candidate a number of votes equal to the number of Trustees to be elected multiplied by the number of votes to which the Shareholder's Share are normally entitled, or distribute the Shareholder's votes on the same principle among as many candidates as the Shareholder thinks fit, provided however, that no Shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such Shareholder normally is entitled to cast) unless such candidate or candidates' names have been placed in nomination prior to the voting and the Shareholder has given notice at the meeting prior to the voting of the Shareholder's intention to cumulate the Shareholder's votes. If any one Shareholder has given such notice, all Shareholders may cumulate their votes for candidates in nomination.]

     Section 8.9 ANNUAL REPORT. At each annual meeting of Shareholders, the Trustees shall present a report upon the affairs of the Trust and upon its business and operations.

                                   ARTICLE IX

                                DURATION OF TRUST

     Section 9.1 TERMINATION. The Trust shall be irrevocable. The Trust may be terminated or dissolved only upon the affirmative vote or written consent of sixty-six and two-thirds percent (66-2/3%) of the outstanding Common Shares of the Trust entitled to vote.

     Section 9.2 PROCEDURE UPON TERMINATION. Upon termination of the Trust, the Trustees shall cause such liquidation of Trust assets as they deem desirable, shall pay or make adequate provision for all liabilities of the Trust, whether present or contingent, and shall distribute the remaining Trust assets, either in kind or in money or both, to the Shareholders in proportion to their Shareholdings.

                                    ARTICLE X

                          INTERPRETATION AND AMENDMENT

     Section 10.1 CALIFORNIA LAWS GOVERN. This Declaration of Trust is executed and delivered in the State of California, and its provisions and all rights, powers, privileges, trusts, duties and obligations hereunder and under all share certificates shall be governed by the laws of the State of California and of the United States of America.

     Section 10.2 HEADINGS. The use of headings in this Declaration of Trust is solely for convenience, and all such headings shall be disregarded in the construction of its provisions.

     Section 10.3 AMENDMENTS. Except as provided in Section 10.4, any amendment to this Declaration of Trust shall be in writing and, subject to the terms of
Section 10.4 shall require and shall be effective upon the affirmative vote or written consent of seventy-five percent (75%) the outstanding Common Shares of the Trust entitled to vote.

     Section 10.4 AMENDMENT WITHOUT SHAREHOLDER APPROVAL. Notwithstanding
Section 10.3, seventy-five percent (75%) of the Trustees then in office may amend this Declaration without the vote or consent of Shareholders to conform this Declaration to applicable laws, rulings or regulations; provided that the Trustees shall in no event be liable for failing to so amend the Declaration. The Trustees shall cause notice of any such amendment to be mailed to Shareholders within 30 days following such amendment.

     Section 10.5 RECORDING AMENDMENTS. Following the adoption of any amendment hereto, the secretary of the Trust and the chairman of the Board of Trustees shall execute and file for record an instrument which sets forth such amendment.

                  IN WITNESS WHEREOF, the individuals above named, comprising the Trustees of the Trust, have hereunto set their hands on the date first above written.


                                      -----------------------------------------
                                      Name:



                                      -----------------------------------------
                                      Name:



                                      -----------------------------------------
                                      Name:



                                      -----------------------------------------
                                      Name:



                                      -----------------------------------------
                                      Name:

                                   SCHEDULE A


-----------------------------------------------------------       --------------------------
                         INVESTOR                                        PERCENTAGE
-----------------------------------------------------------       --------------------------
Gateway Recovery Trust                                                  18.51%
-----------------------------------------------------------       --------------------------
Prudential Insurance Company of America                                 8.12%
-----------------------------------------------------------       --------------------------
TCW Special Credits Fund IV                                             12.40%
-----------------------------------------------------------       --------------------------
TCW Special Credits Plus Fund                                           13.25%
-----------------------------------------------------------       --------------------------
TCW Special Credits                                                     3.85%
-----------------------------------------------------------       --------------------------
TCW Special Credits Trust IV                                            10.69%
-----------------------------------------------------------       --------------------------
TCW Special Credits Trust IVA                                           2.56%
-----------------------------------------------------------       --------------------------
OCM Real Estate Opportunities Fund A, L.P.                              10.11%
-----------------------------------------------------------       --------------------------
OCM Real Estate Opportunities Fund B, L.P.                              17.46%
-----------------------------------------------------------       --------------------------
Oaktree Capital Management, LLC, as investment manager of               3.06%
Gryphon Domestic VII, LLC Separate Account
-----------------------------------------------------------       --------------------------

                                   SCHEDULE 1


-----------------------------------------------------------       ------------------------------
                         INVESTOR                                 NUMBER OF COMMON SHARES HELD
-----------------------------------------------------------       ------------------------------
Gateway Recovery Trust                                                  3,744,653
-----------------------------------------------------------       ------------------------------
Prudential Insurance Company of America                                 1,643,336
-----------------------------------------------------------       ------------------------------
TCW Special Credits Fund IV                                             2,507,837
-----------------------------------------------------------       ------------------------------
TCW Special Credits Plus Fund                                           2,680,795
-----------------------------------------------------------       ------------------------------
TCW Special Credits                                                     778,294
-----------------------------------------------------------       ------------------------------
TCW Special Credits Trust IV                                            2,161,932
-----------------------------------------------------------       ------------------------------
TCW Special Credits Trust IVA                                           518,865
-----------------------------------------------------------       ------------------------------
OCM Real Estate Opportunities Fund A, L.P.                              2,044,744
-----------------------------------------------------------       ------------------------------
OCM Real Estate Opportunities Fund B, L.P.                              3,531,825
-----------------------------------------------------------       ------------------------------
Oaktree Capital Management, LLC, as investment manager of               619,619
Gryphon Domestic VII, LLC Separate Account
-----------------------------------------------------------       ------------------------------